UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2010

REDDY ICE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32596	56-2381368
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

8750 North Central Expressway, Suite 1800

Dallas, Texas  75231

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 526-6740

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is filed as an amendment to the Current Report on Form 8-K filed by Reddy Ice Holdings, Inc. with the Securities and Exchange Commission on March 16, 2010.  We are filing this Form 8-K/A for the sole purpose of including as additional exhibits the First Lien Intercreditor Agreement and Junior Lien Intercreditor Agreement entered into in connection with the transactions described on the Form 8-K, in response to investor requests for access to those documents.

This Form 8-K/A hereby amends the Form 8-K and except as set forth herein, no other amendments to the Form 8-K are made by this Form 8-K/A.

Item 9.01.                                          Financial Statements and Exhibits.

(d)        Exhibits.

99.2†

First Lien Intercreditor Agreement, dated as of March 15, 2010, by and among Reddy Ice Corporation, the other Grantors party thereto, J.P. Morgan Chase Bank, N.A., as credit agreement collateral agent, Wells Fargo Bank, National Association, as senior secured notes collateral agent, and each Additional Collateral Agent from time to time party thereto as collateral agent for any first lien obligations.

99.3†

Junior Lien Intercreditor Agreement, dated as of March 15, 2010, by and among JPMorgan Chase Bank, N.A., as collateral agent for the credit agreement obligations, Wells Fargo Bank, National Association, as collateral agent for the first lien indenture obligations, Wells Fargo, as collateral agent for the junior lien obligations, and each Additional Collateral Agent from time to time party thereto.

†Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                   May 20, 2010

REDDY ICE HOLDINGS, INC.

By:	/s/ Steven J. Janusek
	Name:	Steven J. Janusek
	Title:	Chief Financial and Accounting Officer

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